UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 2, 2007

CapitalSouth Bancorp
(Exact name of registrant as specified in its charter)

Delaware	000-51660	63-1026645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2340 Woodcrest Place Suite 200	35209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 205-870-1939

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 b. and d. Appointment of Principal Officers; Election of Directors

On January 5, 2007, CapitalSouth Bancorp (the “Company”), announced that W. Flake Oakley was hired as president of the Company and will also serve as director of the Company effective January 2, 2007. Due to Mr. Oakley’s status as an inside director, it is not anticipated that Mr. Oakley will serve on any of the committees of the board of directors.

The base salary for Mr. Oakley will be $150,000. Mr. Oakley will also be eligible for incentive compensation based on completed acquisitions. The Company is not entering into any contract or other arrangement with Mr. Oakley.

Mr. Oakley was most recently an independent consultant on acquisitions to financial institutions, including CapitalSouth. He was Chief Financial Officer of Colonial BancGroup from 1991 until 2003, and then president of Colonial BancGroup until June 2005. Mr. Oakley holds a Certified Public Accountant designation and is a 1975 graduate of The University of Alabama with a BS in Business Administration. He is 53 years old and is active in his home city of Montgomery, Alabama.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99	Press Release announcing W. Flake Oakley named president and director of CapitalSouth Bancorp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CapitalSouth Bancorp

Date: January 5, 2007	By:	/s/ Carol Marsh
Carol Marsh
Chief Financial Officer